Exhibit 10.1

Amendment to EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”), effective as of July 20, 2015, is entered into by and between Ascent Capital Group, Inc., a Delaware corporation (the “Company”), and Michael R. Meyers (“Executive”).

INTRODUCTION
The Executive and the Company entered into an Employment Agreement dated as of September 30, 2011 (the “Original Agreement”). The Company and Executive desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
1.Employment. Section 1.1 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Upon the terms and conditions hereinafter set forth, the Company hereby employs Executive, and Executive hereby accepts employment, as Senior Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of Monitronics International, Inc., a Texas corporation and a wholly-owned operating subsidiary of the Company (“Monitronics”).”

2.Term. Section 1.2 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Subject to Article IV below, Executive’s employment hereunder shall terminate at the close of business on January 30, 2019 or such earlier date as provided for herein (the “Term”).”

3.Location. Section 1.5 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Except for services rendered during business trips as may be reasonably necessary, Executive shall render his services under this Agreement primarily from the offices of Monitronics in the Dallas, Texas area and periodically from the offices of the Company in the Greater Denver, Colorado metropolitan area.”

4.Base Salary. Section 2.2 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“The base salary shall be an annual salary of $410,000 (the “Base Salary”), payable by the Company in accordance with the Company’s normal payroll practices. The Base Salary shall be reviewed on an annual basis during the Term for increase in the sole discretion of the compensation committee (the “Committee”) of the Board of Directors of the Company.”

5.    Bonus. Section 2.3 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“For each fiscal year during the Term, commencing with the 2015 fiscal year, in addition to the Base Salary, Executive shall be eligible for an annual bonus (the “Bonus”) of 60% of Executive’s annual Base Salary (the “Target Bonus”). Such bonus opportunity may exceed the 60% Target Bonus but will not exceed 75% of Executive’s annual Base Salary. Executive’s entitlement to any Bonus will be determined by the Committee in its good faith discretion, based upon the achievement of key performance indicators to be established by the Committee in its good faith discretion with respect to each fiscal year of the Term. Nothing in this Agreement shall be construed to guarantee the payment of any Bonus to Executive.”

6.Equity Grant. The Original Agreement is hereby amended by adding a new Section 3.5 as follows:

“3.5 Equity Grant.
a.As part of the consideration for Executive’s services to the Company during the Term, the Company has made a grant to Executive pursuant to the Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the “Plan”) of 30,000 performance-based restricted stock units (the “PRSUs”) of the Company’s Series A Common Stock, par value $0.01 per share, pursuant to the Performance-Based Restricted Stock Units Award Agreement dated as of March 27, 2015, by and between the Company and Executive (the “PRSU Agreement”);

b. The PRSUs shall be subject in all respects to the terms and conditions of the Plan and the PRSU Agreement.”

7.Termination of Employment Without Cause. Section 4.2(b) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“subject to Sections 4.6, 4.7, 4.8, 4.9, 5.3 and 5.4 below, an amount (the “Severance Payment”) equal to the sum of:
(i) if the termination of Executives employment occurs prior to a Change of Control (as defined in Section 4.4, the product of (i) the sum Executive’s Annual Base Salary plus the Target Bonus, both as in effect immediately prior to such Termination Without Cause multiplied by (ii) 1; or
(ii) if the termination of Executives employment occurs concurrently with or following a Change of Control, the product of (i) the sum Executive’s Annual Base Salary plus the Target Bonus, both as in effect immediately prior to such Termination Without Cause multiplied by (ii) 2:

8.Non-Competition / Non-Solicitation. Section 5.3 and 5.4 of the Original Agreement are hereby amended and restated in its entirety as follow:

5.3        Non-Competition. In consideration of the Company disclosing and providing access to Confidential Information after the date hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company, intending to be legally bound, hereby agree as follows. Executive shall not, while employed by the Company or during any Consideration Period, directly: (a) compete with the Company; or (b) have an interest in, be employed by, be engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as such terms are hereinafter defined); provided, however, that notwithstanding the foregoing, Executive may make solely passive investments in any Competing Entity the common stock of which is “publicly held,” and of which Executive shall not own or control, directly or indirectly, in the aggregate securities which constitute more than one (1%) percent of the voting rights or equity ownership of such Competing Entity; or (c) solicit or divert any business or any customer from the Company or assist any person, firm or corporation in doing so or attempting to do so; or (d) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm or corporation in doing so or attempting to do so.

For purposes of this Section 5.3, (i) the term “Competing Entity” shall mean any entity which presently or during the period referred to above engages in any business activity in which the Company is then engaged; and (ii) the term “Territory” shall mean any geographic area in which the Company conducts business during such period.

5.4        Non-Solicitation.

5.4.1.1.1    Executive shall not, for a period of twenty four (24) months from the date of any termination or expiration of his employment hereunder, directly or indirectly: (a) acquire any financial interest in or perform any services for himself or any other entity in connection with a business in which Executive’s interest, duties or activities would inherently require Executive to reveal any Confidential Information; or (b) solicit or cause to be solicited the disclosure of or disclose any Confidential Information for any purpose whatsoever or for any other party.

5.4.1.1.2
In consideration of the Company disclosing and providing access to Confidential Information, after the date hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company, intending to be legally bound, hereby agree as follows. Executive shall not, for a period of twenty four (24) months from the date of any termination or expiration of his employment hereunder, solicit, directly or indirectly, or cause or permit others to solicit, directly or indirectly, (a) any person employed by the Company (a “Current Employee”) to leave employment with the Company or (b) any Monitronics dealer (a “Dealer”) to leave the Monitronics dealer network (the “Dealer Network”) or sell alarm monitoring contracts to another alarm monitoring company. The term “solicit” includes, but is not limited to the following (regardless of whether done directly or indirectly): (i) requesting that a Current Employee change employment or that a Dealer leave the Dealer Network, (ii) informing a Current Employee that an opening exists elsewhere or inform a Dealer that alternative dealer arrangements are available, (iii) assisting a Current Employee in finding employment elsewhere or a Dealer in finding alternative distribution opportunities elsewhere, (iv) inquiring if a Current Employee “knows of anyone who might be interested” in a position elsewhere or if a Dealer “knows of anyone who might be interested” in joining an alternative dealer network, (v) inquiring if a Current Employee might have an interest in employment elsewhere or if a Dealer might have an interest in joining an alternative dealer network, (vi) informing others of the name or status of, or other information about, a Current Employee or Dealer, or (vii) any other similar conduct, the effect of which is that a Current Employee leaves the employment of the Company or that a Dealer leaves the Dealer Network.

9.Change of Control . Section 4.4 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Change in Control” means any of the following that otherwise meets the definition of a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A (as defined below):

i.the acquisition by any person or group (excluding John C. Malone and/or any family member(s) of John C. Malone and/or any company, partnership, trust or other entity or investment vehicle controlled by such persons or the holdings of which are for the primary benefit of any of such persons (collectively, the “Permitted Holders”)) of ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or more than 50% of the total voting power of the stock of the Company;

ii.the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from the Company that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or

iii.the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of Company or the replacement of a majority of the Company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of appointment or election.

For purposes of this Section 4.4, “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.”

10.Except as amended by the preceding provisions of this Amendment, the Original Agreement shall remain in full force and effect according to its terms.

11.This Amendment will be governed by, and construed in accordance with, the substantive laws of the State of Texas without giving effect to principles relating to conflicts of law.

12.This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of July 20, 2015.

"COMPANY"
ASCENT CAPITAL GROUP, INC.
By:	/s/ William E. Niles
William E. Niles
Executive Vice President and General Counsel

"EXECUTIVE"
By:	/s/ Michael R. Meyers
Michael R. Meyers

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